John Michael Coombs, Bar No. 3639
MABEY & COOMBS, L.C.
3098 South Highland Drive, Suite 323
Salt Lake City, UT 84106-6001
Telephone: (801) 467-2779

ATTORNEYS FOR PETITIONER

FILED DISTRICT COURT
Third Judicial District

APR 10 2009

SALT LAKE COUNTY
By ______
Deputy Clerk

IN AND BEFORE THE THIRD JUDICIAL DISTRICT COURT,

IN AND FOR SALT LAKE COUNTY, STATE OF UTAH

IN THE MATTER OF EUROGAS, INC., a Utah corporation, a non-adversarial proceeding	**ORDER GRANTING PETITION AND ORDERING A SPECIAL SHAREHOLDERS' MEETING** Judge John Paul Kennedy Case No. 090905630

Based upon Petitioner's Verified Petition for a Court-ordered Shareholders' Meeting in accordance *Utah Code Ann.* §16-10a-703 and further based upon the Memorandum of Law filed in support thereof, a memorandum explaining the urgency or importance of granting this Petition for fear that the Company, EuroGas, Inc., a Utah corporation, will be unable to meet its current obligations and its shareholders will be substantially harmed thereby, the Court being fully advised in the premises and good cause further appearing, it is hereby ORDERED, ADJUDGED AND DECREED as follows:

A. Petitioner's Petition is hereby granted and a Special Shareholders' Meeting of EuroGas, Inc., a Utah corporation ("Company" or "EuroGas"), is hereby ordered to be held as soon as practicable at the Company's counsel's office, c/o MABEY & COOMBS, L.C., 3098 South Highland Drive, Suite 323, Salt Lake City, Utah 84106-6001, for the purpose of voting on the matters announced in the Notice of Special Meeting, a form of which is attached as Ex. "F" to the Verified Petition in this matter; that the number of common capital shares issued and outstanding that appear at said meeting, either in person or by proxy, is hereby ordered to constitute the shareholders of the Company entitled to vote at said meeting for purposes of such meeting only, a number or amount that is further hereby ordered to constitute a quorum of the Company's shares, there being no preferred shares currently issued and outstanding, and that such meeting, when properly noticed up and held, is and shall be deemed a valid and lawfully held meeting of the Company's shareholders in accordance with Utah law;

B. That Petitioner or his counsel is hereby designated as Chairman to conduct the special shareholders' meeting and that he or his undersigned attorney is hereby further designated as Secretary and Inspector of Elections to make a record of the proceedings and the results thereof, to be filed with the Court over the signatures of said Chairman and Secretary;

C. That Notice of such meeting shall be given to all shareholders of record in accordance with *Utah Code Ann.* § 16-10a-705, that is, notice shall be given not less than 10 days nor more than 60 days in advance of the meeting and further, in

order to give proper notice to all shareholders of record, the Company's stock transfer agent shall send out the form of Notice of Shareholders' Meeting to all shareholders of record as of the Record Date, a date to be determined by the Company's board of directors, the transfer agent thereafter preparing an Affidavit or other Declaration verifying that the same was in fact done;

D. That the Court hereby approves the form of Ex. "F" to the Petition, leaving blanks for insertion of (1) the record date, (2) the date of the notice of the meeting, and (3) the date of the meeting itself, which when finalized, shall constitute the Notice of Special Shareholders' Meeting to be sent out to the shareholders of record;

E. That prior to mailing the Notice of Special Shareholders' Meeting, that Petitioner or his attorney is hereby authorized to fill in the blanks identified above and otherwise adjust the dates and timing of Ex. "F" in a manner that is consistent with such orders as the Court might make and enter in this matter, giving account to EuroGas's additional obligation to file an Information Statement on Edgar under Rule or Schedule 14C of the General Rules and Regulations of the Securities and Exchange Commission governing shareholder meetings of reporting companies in which proxies are not being solicited;

F. That upon completion of the meeting, the Acting Secretary for purposes of such meeting shall prepare and file the minutes or other record of the shareholder proceedings with the Court, which shall contain a summary of the results of said meeting, including whether any other business was discussed, considered or voted upon, after which the Court shall consider and enter a follow-up or Confirmation

Order or other ruling declaring that the meeting and the results thereof were valid and lawfully held in accordance with Utah law and the Court's prior orders and rulings in this matter; and

G. The Court shall provide for such other particulars in respect of the special meeting of shareholders that are otherwise necessary and advisable in order to carry out and effectuate its purpose.

IT IS SO ORDERED.

DATED this 10 day of April, 2009.

THIRD JUDICIAL DISTRICT COURT

Judge ______________________

I CERTIFY THAT THIS IS A TRUE COPY OF AN ORIGINAL DOCUMENT ON FILE IN THE THIRD DISTRICT COURT, SALT LAKE COUNTY, STATE OF UTAH

DATE: ______________________

DEPUTY COURT CLERK